Exhibit 99.1

TreeHouse Foods, Inc. Reports Third Quarter 2024 Results
Achieves Expected Supply Chain Savings
Updates 2024 Outlook

•Net sales were $839.1 million. Excluding the voluntary griddle product recall, adjusted net sales were $854.4 million.
•Net loss from continuing operations was $(3.4) million.
•Adjusted EBITDA1 of $102.5 million was within the Company's guidance range of $98 to $108 million.
•Updated 2024 outlook now calls for adjusted net sales of $3.37 to $3.40 billion, adjusted EBITDA of $335 to $345 million, and free cash flow2 of at least $120 million.

Oak Brook, IL, November 12, 2024 — TreeHouse Foods, Inc. (NYSE: THS) today reported financial results for the third quarter of 2024.

"Our third quarter results were mixed, as a tough operating environment with softer consumer takeaway led to sales below our expectations. However, I was pleased with our supply chain savings, which led to margin improvement and profit that was within our guidance range," said Steve Oakland, Chairman, Chief Executive Officer, and President. "Immediately following the quarter, we discovered a potential contamination during routine product testing and initiated a voluntary recall of our frozen griddle products. We have an unwavering commitment to food safety and quality and will continue to diligently manage this ongoing situation led by our values and focusing on the safety of our customers and consumers."

Mr. Oakland continued, "As we look forward, we continue to expect sequential improvement in organic volume growth, though the challenging consumer backdrop and the impact of the recall have led us to temper our expectations. I continue to be confident in our competitive positioning moving forward and believe our strategy, which includes initiatives in our supply chain and margin management opportunities, can drive meaningful profit improvement."

THIRD QUARTER 2024 FINANCIAL RESULTS

Net Sales — Net sales for the third quarter of 2024 totaled $839.1 million compared to $863.3 million for the same period last year, a decrease of $24.2 million, or 2.8%. The change in net sales from 2023 to 2024 was due to the following:

	Three Months	Nine Months
	(unaudited)	(unaudited)
Product recall returns	(1.4)%	(0.6)%
Volume/mix	(0.8)	(1.5)
Pricing	(0.5)	(2.0)
Facility restoration impact	—	(1.0)
Total change in organic net sales[1]	(2.7)%	(5.1)%
Foreign currency	(0.1)	(0.1)
Business acquisitions	—	2.3
Total change in net sales	(2.8)%	(2.9)%

The net sales decrease of 2.8% was primarily due to a voluntary recall of frozen griddle products. Additionally, unfavorable volume/mix performance was negatively impacted by approximately $5 million to $10 million due to Hurricane Helene, which disrupted distribution in the Southeastern region of the United States. Targeted commodity-driven pricing adjustments in select categories also contributed to the decline.

Gross Profit — Gross profit as a percentage of net sales was 15.6% in the third quarter of 2024, compared to 15.9% in the third quarter of 2023, a decrease of 0.3 percentage points. The decrease in Gross profit is primarily due to a voluntary recall of frozen griddle products, which impacted Gross profit by 3.2 percentage points. Adjusted gross profit[1] as a percentage of adjusted net sales was 18.9% in the third quarter of 2024, compared to 17.3% in the third quarter of 2023, an increase of 1.6 percentage points. The increase in Adjusted gross profit was primarily due to the execution of supply chain initiatives.

Total Operating Expenses — Total operating expenses were $99.4 million in the third quarter of 2024 compared to $103.9 million in the third quarter of 2023, a decrease of $4.5 million. The decrease is due to lower freight costs, lower costs for growth, reinvestment, and restructuring programs, and lower employee incentive compensation expense. This was partially offset by the lapping of TSA income.

Total Other Expense — Total other expense was $36.1 million in the third quarter of 2024 compared to $20.1 million in the third quarter of 2023, an increase in expense of $16.0 million. This was primarily due to a $17.5 million unfavorable change in non-cash mark-to-market impact from hedging activities, largely driven by interest rate swaps. Additionally, there was a decrease in interest income of $10.9 million from the Seller Promissory Note, which was repaid in the fourth quarter of 2023. This was partially offset by a favorable currency exchange rate impact of $5.4 million between the U.S. and Canada, a decrease of $4.9 million in interest expense due to a decrease in borrowings on our Revolving Credit Facility, and a decrease of $1.7 million in costs related to the Receivables Sales Program due to decreased usage.

Income Taxes — Income taxes were recognized at an effective rate of 20.9% in the third quarter of 2024 compared to 27.4% recognized in the third quarter of 2023. The change in the Company’s effective tax rate is primarily driven by changes in the amounts of executive compensation that is not deductible for tax purposes, the research and development tax credit, and the effect of cross-border tax laws.

Net (Loss) Income from Continuing Operations and Adjusted EBITDA — Net loss from continuing operations for the third quarter of 2024 was $3.4 million, compared to net income from continuing operations of $9.8 million for the same period of the previous year. Adjusted EBITDA[1] from continuing operations was $102.5 million in the third quarter of 2024, compared to $89.9 million in the third quarter of 2023, an increase of $12.6 million. The increase is primarily due to supply chain savings initiatives.

Discontinued Operations — Net loss from discontinued operations decreased by $2.7 million in the third quarter of 2024 compared to the third quarter of 2023. The decrease is primarily a result of a non-recurring net loss from the Snack Bars Business due to its divestiture on September 29, 2023.

Net Cash Used in Operating Activities from Continuing Operations — Net cash used in operating activities from continuing operations was $30.4 million in the first nine months of 2024 compared to net cash provided by operating activities from continuing operations of $11.0 million in the first nine months of 2023, an increase in cash used of $41.4 million. The increase in net cash used in operating activities was primarily attributable to a decrease in cash flows from the Receivables Sales Program due to reduced factoring utilization. Additionally, the increase in net cash used was driven by lower cash earnings. This was partially offset by an increase in cash flow from accounts payable due to improved working capital management.

OUTLOOK2
TreeHouse Foods updated its previously-issued full year 2024 guidance:

•We now expect adjusted net sales in the range of $3.37 to $3.40 billion, which represents approximately -2% to -1% year-over-year, and reflects weakening consumption trends as well as the estimated impact from the voluntary griddle recall.

•We are updating our expectations for adjusted EBITDA to a range of $335 to $345 million. This reflects weakening consumption trends and softer mix, which creates deleverage in our supply chain, as well as the estimated impact from the voluntary griddle recall. The Company continues to expect sequential improvement in adjusted EBITDA, driven by the following:
◦Net sales improvement due to new distribution wins
◦Cost savings initiatives
◦Our return to normalized service levels in our Broth business

•Net interest expense is continued to be expected in the range of $56 to $62 million.

•The Company continues to expect capital expenditures of approximately $145 million.

•The Company now expects free cash flow of at least $120 million.

With regard to the fourth quarter, TreeHouse Foods expects the following:

•Fourth quarter adjusted net sales are expected in a range of $900 to $930 million, which represents approximately -1% to 2% growth year-over-year. Organic volume and mix are expected to be up low-single digits. Pricing is expected to be a slight drag.

•Fourth quarter adjusted EBITDA from continuing operations is expected in a range of $116 to $126 million.
________________________________________________
1 Adjusted EBITDA, adjusted net sales, adjusted gross profit, free cash flow, and organic net sales are non-GAAP financial measures. See "Comparison of Non-GAAP Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

2 The Company is not able to reconcile prospective adjusted net sales, adjusted EBITDA from continuing operations or free cash flow, which are Non-GAAP financial measures, to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company's third quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company's website at www.treehousefoods.com/investors/investor-overview/default.aspx.

DISCONTINUED OPERATIONS

On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces (the "Transaction"). Beginning in the third quarter of 2022, the business of the Transaction is presented as discontinued operations, and, as such, has been excluded from continuing operations for all periods presented.

On September 29, 2023, the Company completed the sale of its Snack Bars business (the "Snack Bars Transaction" or the "Snack Bars Business"). The Snack Bars Transaction represents a component of the single plan of disposal from the Company’s strategic review process, which also resulted in the divestiture of a significant portion of the Meal Preparation business during the fourth quarter of 2022. Beginning in the third quarter of 2023, the Snack Bars Business is presented as a component of discontinued operations and has been excluded from continuing operations for all periods presented.

COMPARISON OF NON-GAAP INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive (Loss) Income, Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. As described further below, the Company believes these measures provide useful information to the users of the financial statements.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of business acquisitions, divestitures, and foreign currency. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

EBITDA from Continuing Operations, EBITDA from Continuing Operations Margin, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from Continuing Operations Margin, Adjusting for Certain Items Affecting Comparability

EBITDA from continuing operations margin is defined as EBITDA from continuing operations as a percentage of net sales. Adjusted EBITDA from continuing operations margin is defined as adjusted EBITDA from continuing operations as a percentage of adjusted net sales. EBITDA from continuing operations represents net (loss) income from continuing operations before interest expense, interest income, income tax (benefit) expense, and depreciation and amortization expense. Adjusted EBITDA from continuing operations reflects adjustments to EBITDA from continuing operations to identify items that, in management’s judgment, significantly affect the assessment of earnings results between periods. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as product recalls and related costs, growth, reinvestment, and restructuring programs, acquisition, integration, divestiture, and related costs, impairment of assets, foreign currency exchange impact on the re-measurement of intercompany notes, mark-to-market adjustments on derivative contracts, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. EBITDA from continuing operations, and adjusted EBITDA from continuing operations are performance measures commonly used by management to assess operating performance and incentive compensation, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance between periods and as a component of our debt covenant calculations.

Adjusted Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit, Adjusted Total Operating Expenses, Adjusted Operating (Loss) Income, Adjusted Total Other Expense (Income), Adjusted Income Tax Expense (Benefit), Adjusted Net (Loss) Income from Continuing Operations, and Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations, Adjusting for Certain Items Affecting Comparability
Adjusted net sales, adjusted cost of sales, adjusted gross profit, adjusted total operating expenses, adjusted operating (loss) income, adjusted total other expense (income), adjusted income tax expense (benefit), and adjusted net (loss) income from continuing operations represent their respective GAAP presentation line item adjusted for items such as product recalls and related costs, growth, reinvestment, and restructuring programs, acquisition, integration, divestiture, and related costs, impairment of assets, foreign currency exchange impact on the re-measurement of intercompany notes, mark-to-market adjustments on derivative contracts, and other items that may arise from time to time that would impact comparability. Management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. This information is provided in order to allow investors to make meaningful comparisons of the Company’s earnings performance between periods and to view the Company’s business from the same perspective as Company management. The Company has presented each of these adjusted Non-GAAP measures as a percentage of adjusted net sales compared to its respective reported GAAP presentation line item as a percentage of net sales. Adjusted diluted earnings (loss) per share from continuing operations ("Adjusted diluted EPS") is determined by dividing adjusted net (loss) income from continuing operations by the weighted average diluted common shares outstanding. Adjusted diluted EPS reflects adjustments to GAAP earnings (loss) per diluted share to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods.
A full reconciliation between the relevant GAAP measure of reported net income (loss) from continuing operations for the three and nine months ended September 30, 2024 and 2023 calculated according to GAAP, adjusted net income from continuing operations, and adjusted EBITDA from continuing operations is presented in the attached tables. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow from Continuing Operations

In addition to measuring the Company's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash used in operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of liquidity because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing public debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash used in operating activities from continuing operations for the nine months ended September 30, 2024 and 2023 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private brands snacking and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutually profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

Contact:
Matt Siler
matthew.siler@treehousefoods.com

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to quality issues, disruptions, or inefficiencies in our supply chain and/or operations; loss or consolidation of key suppliers; raw material and commodity costs due to inflation; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; competition; our ability to execute on our business strategy; our ability to continue to make acquisitions and execute on divestitures or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including customer preferences and the prevalence of weight loss drugs; the outcome of litigation and regulatory proceedings to which we and/or our customers may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; geopolitical events; changes in weather conditions, climate changes, and natural disasters; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2023, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$102.0	$320.3
Receivables, net	224.7	175.6
Inventories	617.3	534.0
Prepaid expenses and other current assets	55.5	24.9
Total current assets	999.5	1,054.8
Property, plant, and equipment, net	734.7	737.6
Operating lease right-of-use assets	163.0	193.0
Goodwill	1,823.2	1,824.7
Intangible assets, net	224.7	257.4
Other assets, net	24.3	39.1
Total assets	$3,969.4	$4,106.6
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$547.1	$534.9
Accrued expenses	168.2	169.0
Current portion of long-term debt	0.9	0.4
Total current liabilities	716.2	704.3
Long-term debt	1,399.9	1,396.0
Operating lease liabilities	135.1	165.0
Deferred income taxes	107.2	111.4
Other long-term liabilities	58.4	65.1
Total liabilities	2,416.8	2,441.8
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 51.9 and 54.1 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	0.6	0.6
Treasury stock	(323.7)	(234.2)
Additional paid-in capital	2,234.9	2,223.4
Accumulated deficit	(280.7)	(248.9)
Accumulated other comprehensive loss	(78.5)	(76.1)
Total stockholders' equity	1,552.6	1,664.8
Total liabilities and stockholders' equity	$3,969.4	$4,106.6

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$839.1	$863.3	$2,448.3	$2,520.8
Cost of sales	707.9	725.8	2,076.8	2,096.5
Gross profit	131.2	137.5	371.5	424.3
Operating expenses:
Selling and distribution	36.0	44.5	114.4	128.9
General and administrative	46.0	47.5	156.0	154.8
Amortization expense	12.3	12.0	36.5	36.1
Asset impairment	—	—	19.3	—
Other operating expense (income), net	5.1	(0.1)	22.7	(0.3)
Total operating expenses	99.4	103.9	348.9	319.5
Operating income	31.8	33.6	22.6	104.8
Other expense:
Interest expense	16.0	20.9	47.2	57.9
Interest income	(0.1)	(10.8)	(4.2)	(36.2)
(Gain) loss on foreign currency exchange	(1.7)	3.7	3.2	0.7
Other expense, net	21.9	6.3	16.9	9.8
Total other expense	36.1	20.1	63.1	32.2
(Loss) income before income taxes	(4.3)	13.5	(40.5)	72.6
Income tax (benefit) expense	(0.9)	3.7	(8.7)	20.0
Net (loss) income from continuing operations	(3.4)	9.8	(31.8)	52.6
Net loss from discontinued operations	—	(2.7)	—	(7.0)
Net (loss) income	$(3.4)	$7.1	$(31.8)	$45.6

Earnings (loss) per common share - basic:
Continuing operations	$(0.07)	$0.18	$(0.60)	$0.94
Discontinued operations	—	(0.05)	—	(0.12)
Earnings (loss) per share basic (1)	$(0.07)	$0.13	$(0.60)	$0.81

Earnings (loss) per common share - diluted:
Continuing operations	$(0.07)	$0.17	$(0.60)	$0.93
Discontinued operations	—	(0.05)	—	(0.12)
Earnings (loss) per share diluted (1)	$(0.07)	$0.13	$(0.60)	$0.80

Weighted average common shares:
Basic	51.9	55.9	52.7	56.1
Diluted	51.9	56.4	52.7	56.7

(1) The sum of the individual per share amounts may not add due to rounding.

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(31.8)	$45.6
Net loss from discontinued operations	—	(7.0)
Net (loss) income from continuing operations	(31.8)	52.6
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	109.5	105.7
Asset impairment	19.3	—
Stock-based compensation	15.5	19.1
Unrealized loss (gain) on derivative contracts	11.0	(1.5)
Deferred income taxes	(4.0)	1.7
Deferred TSA income	—	(12.3)
Other	8.4	0.9
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Receivables	(48.8)	(5.6)
Inventories	(84.4)	(32.4)
Prepaid expenses and other assets	(19.7)	(1.4)
Accounts payable	7.2	(90.5)
Accrued expenses and other liabilities	(12.6)	(25.3)
Net cash (used in) provided by operating activities - continuing operations	(30.4)	11.0
Net cash used in operating activities - discontinued operations	—	(0.7)
Net cash (used in) provided by operating activities	(30.4)	10.3
Cash flows from investing activities:
Capital expenditures	(91.6)	(77.1)
Proceeds from sale of fixed assets	1.4	—
Acquisitions, net of cash acquired	—	(102.2)
Net cash used in investing activities - continuing operations	(90.2)	(179.3)
Net cash provided by investing activities - discontinued operations	—	45.5
Net cash used in investing activities	(90.2)	(133.8)
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	212.5	2,692.3
Payments under Revolving Credit Facility	(212.5)	(2,537.0)
Payments on financing lease obligations	(0.6)	(0.4)
Deferred payment from acquisition of seasoned pretzel capability	(4.0)	—
Repurchases of common stock	(88.7)	(50.0)
Payments related to stock-based award activities	(4.0)	(6.2)
Net cash (used in) provided by financing activities - continuing operations	(97.3)	98.7
Net cash (used in) provided by financing activities - discontinued operations	—	—
Net cash (used in) provided by financing activities	(97.3)	98.7
Effect of exchange rate changes on cash and cash equivalents	(0.4)	1.5
Net decrease in cash and cash equivalents	(218.3)	(23.3)
Cash and cash equivalents, beginning of period	320.3	43.0
Cash and cash equivalents, end of period	$102.0	$19.7

	Nine Months Ended September 30,
	2024	2023
Supplemental cash flow disclosures:
Interest paid	$69.6	$75.7
Net income taxes paid	5.7	17.5

Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	21.5	32.9
Right-of-use assets obtained in exchange for lease obligations	3.3	40.5
Accrued deferred financing costs	0.2	—
Note receivable purchase price adjustment reduction	—	(5.1)
Note receivable increase from paid in kind interest	—	3.2
Deferred payment from acquisition of seasoned pretzel capability	—	4.0

The following table reconciles the Company’s net (loss) income from continuing operations to EBITDA and adjusted EBITDA from continuing operations, for the three and nine months ended September 30, 2024 and 2023:

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income from continuing operations (GAAP)	$(3.4)	$9.8	$(31.8)	$52.6
Interest expense	16.0	20.9	47.2	57.9
Interest income	(0.1)	(10.8)	(4.2)	(36.2)
Income tax (benefit) expense	(0.9)	3.7	(8.7)	20.0
Depreciation and amortization	36.7	36.0	109.5	105.7
EBITDA from continuing operations (Non-GAAP)	48.3	59.6	112.0	200.0
Product recalls and related costs(1)	28.3	11.2	42.7	11.2
Mark-to-market adjustments(2)	19.5	2.0	11.0	(1.5)
Growth, reinvestment, restructuring programs & other(3)	6.8	9.7	25.0	33.9
Acquisition, integration, divestiture, and related costs(4)	0.9	4.9	6.9	13.5
Foreign currency (gain) loss on re-measurement of intercompany notes(5)	(1.3)	2.5	2.2	(0.2)
Impairment(6)	—	—	19.3	—
Shareholder activism(7)	—	—	—	0.3
Tax indemnification(8)	—	—	—	0.3
Adjusted EBITDA from continuing operations (Non-GAAP)	$102.5	$89.9	$219.1	$257.5

% of net sales
Net (loss) income from continuing operations margin	(0.4)%	1.1%	(1.3)%	2.1%
EBITDA from continuing operations margin	5.8%	6.9%	4.6%	7.9%

% of adjusted net sales
Adjusted EBITDA from continuing operations margin	12.0%	10.4%	8.9%	10.2%

During the three and nine months ended September 30, 2024 and 2023, the Company entered into transactions that affected the year-over-year comparison of its financial results from continuing operations as follows:

(1)
Griddle Recall and Related Costs

On October 18, 2024, the Company initiated a voluntary recall of certain frozen waffle products produced at its Brantford, Ontario, Canada facility, and on October 22, 2024, the Company expanded its voluntary recall to include all products manufactured at the Brantford facility that are still within their shelf-life. For the three and nine months ended September 30, 2024, the Company recognized incremental charges of $27.1 million, which includes $15.3 million for estimated product returns, non-cash inventory write-offs of $8.0 million, and estimated logistics costs of $3.8 million.

Broth Recall and Related Costs

On September 22, 2023, the Company initiated a voluntary recall of certain broth products produced at its Cambridge, Maryland facility. Since the voluntary recall, the Company is executing a turnaround plan to restore the facility operations. As a result of these restoration activities, during the three and nine months ended September 30, 2024, the Company incurred incremental costs of $1.2 million and $15.6 million, respectively, which include non-cash plant shutdown charges of none and $8.9 million, non-cash inventory write-offs of none and $2.6 million, and other costs, including product returns and logistics, of $1.2 million and $4.1 million, respectively. During the three and nine months ended September 30, 2023, the Company incurred incremental costs related to the product recall of $8.7 million, which include non-cash plant shutdown charges of $3.0 million, non-cash inventory write-offs of $1.6 million, and other costs, including product returns and logistics, of $4.1 million.

(2)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other expense, net within the Condensed Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(3)	The Company's growth, reinvestment, and restructuring activities are part of an enterprise-wide transformation to improve long-term growth and profitability for the Company.

(4)	Acquisition, integration, divestiture, and related costs represents costs associated with completed and potential acquisitions, the related integration of the acquisitions, completed and potential divestitures, and gains or losses on the divestiture of a business. During the three and nine months ended September 30, 2024, $1.0 million and $4.7 million were classified in General and administrative, $(0.1) million and $2.0 million were classified in Cost of sales, and none and $0.2 million were classified in Other operating expense (income), net. During the three and nine months ended September 30, 2023, $3.9 million and $11.6 million were classified in General and administrative, $1.0 million and $1.0 million were classified in Cost of sales, and none and $0.9 million were classified in Other operating expense (income), net.

(5)	The Company has foreign currency denominated intercompany loans and incurred foreign currency gains/losses to re-measure the loans at quarter end. These amounts are non-cash and the loans are eliminated in consolidation.

(6)	During the second quarter of 2024, the Company incurred $19.3 million of non-cash impairment charges related to property, plant, and equipment. The impairment is due to forecasted cash flow losses in the Ready-to-drink beverages business resulting in a decision to exit this business.

(7)	The Company incurred fees related to shareholder activism which include directly applicable third-party advisory and professional service fees.

(8)	Tax indemnification represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years. These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

The following tables reconcile the Company’s adjusted net sales, adjusted cost of sales, adjusted gross profit, adjusted total operating expenses, adjusted operating income (loss), adjusted total other expense (income), adjusted income tax expense (benefit), and adjusted net income (loss) to their most directly comparable GAAP measure, for three and nine months ended September 30, 2024 and 2023:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30, 2024
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating income	Total other expense	Income tax (benefit) expense	Net (loss) income from continuing operations
As reported (GAAP)	$839.1	$707.9	$131.2	$99.4	$31.8	$36.1	$(0.9)	$(3.4)
Adjustments:
Product recalls and related costs(1)	15.3	(13.0)	28.3	—	28.3	—	—	28.3
Mark-to-market adjustments(2)	—	—	—	—	—	(19.5)	—	19.5
Growth, reinvestment, restructuring programs & other(3)	—	(1.7)	1.7	(5.1)	6.8	—	—	6.8
Acquisition, integration, divestiture, and related costs(4)	—	0.1	(0.1)	(1.0)	0.9	—	—	0.9
Foreign currency gain on re-measurement of intercompany notes(5)	—	—	—	—	—	1.3	—	(1.3)
Taxes on adjusting items	—	—	—	—	—	—	12.1	(12.1)
As adjusted (Non-GAAP)	$854.4	$693.3	$161.1	$93.3	$67.8	$17.9	$11.2	$38.7

As reported (% of net sales)			15.6%	11.8%	3.8%	4.3%	(0.1)%	(0.4)%
As adjusted (% of adjusted net sales)			18.9%	10.9%	7.9%	2.1%	1.3%	4.5%

Earnings (loss) per share from continuing operations:
Diluted								$(0.07)
Adjusted diluted								$0.74

Weighted average common shares:
Diluted for net loss from continuing operations								51.9
Diluted for adjusted net income from continuing operations								52.2

	Three Months Ended September 30, 2023
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating income	Total other expense	Income tax expense	Net income from continuing operations
As reported (GAAP)	$863.3	$725.8	$137.5	$103.9	$33.6	$20.1	$3.7	$9.8
Adjustments:
Product recalls and related costs(1)	3.0	(8.2)	11.2	—	11.2	—	—	11.2
Mark-to-market adjustments(2)	—	—	—	—	—	(2.0)	—	2.0
Growth, reinvestment, restructuring programs & other(3)	—	—	—	(9.7)	9.7	—	—	9.7
Acquisition, integration, divestiture, and related costs(4)	—	(1.0)	1.0	(3.9)	4.9	—	—	4.9
Foreign currency loss on re-measurement of intercompany notes(5)	—	—	—	—	—	(2.5)	—	2.5
Taxes on adjusting items	—	—	—	—	—	—	7.7	(7.7)
As adjusted (Non-GAAP)	$866.3	$716.6	$149.7	$90.3	$59.4	$15.6	$11.4	$32.4

As reported (% of net sales)			15.9%	12.0%	3.9%	2.3%	0.4%	1.1%
As adjusted (% of adjusted net sales)			17.3%	10.4%	6.9%	1.8%	1.3%	3.7%

Earnings per share from continuing operations:
Diluted								$0.17
Adjusted diluted								$0.57

Weighted average common shares:
Diluted for net income from continuing operations								56.4
Diluted for adjusted net income from continuing operations								56.4

	Nine Months Ended September 30, 2024
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating income	Total other expense	Income tax (benefit) expense	Net (loss) income from continuing operations
As reported (GAAP)	$2,448.3	$2,076.8	$371.5	$348.9	$22.6	$63.1	$(8.7)	$(31.8)
Adjustments:
Product recalls and related costs(1)	17.6	(25.1)	42.7	—	42.7	—	—	42.7
Mark-to-market adjustments(2)	—	—	—	—	—	(11.0)	—	11.0
Growth, reinvestment, restructuring programs & other(3)	—	(1.7)	1.7	(23.3)	25.0	—	—	25.0
Acquisition, integration, divestiture, and related costs(4)	—	(2.0)	2.0	(4.9)	6.9	—	—	6.9
Foreign currency loss on re-measurement of intercompany notes(5)	—	—	—	—	—	(2.2)	—	2.2
Impairment(6)	—	—	—	(19.3)	19.3	—	—	19.3
Taxes on adjusting items	—	—	—	—	—	—	23.4	(23.4)
As adjusted (Non-GAAP)	$2,465.9	$2,048.0	$417.9	$301.4	$116.5	$49.9	$14.7	$51.9

As reported (% of net sales)			15.2%	14.3%	0.9%	2.6%	(0.4)%	(1.3)%
As adjusted (% of adjusted net sales)			16.9%	12.2%	4.7%	2.0%	0.6%	2.1%

Earnings (loss) per share from continuing operations:
Diluted								$(0.60)
Adjusted diluted								$0.98

Weighted average common shares:
Diluted for net loss from continuing operations								52.7
Diluted for adjusted net income from continuing operations								53.0

	Nine Months Ended September 30, 2023
	Net sales	Cost of sales	Gross profit	Total operating expenses	Operating income	Total other expense	Income tax expense	Net income from continuing operations
As reported (GAAP)	$2,520.8	$2,096.5	$424.3	$319.5	$104.8	$32.2	$20.0	$52.6
Adjustments:
Product recalls and related costs(1)	3.0	(8.2)	11.2	—	11.2	—	—	11.2
Mark-to-market adjustments(2)	—	—	—	—	—	1.5	—	(1.5)
Growth, reinvestment, restructuring programs & other(3)	—	—	—	(33.9)	33.9	—	—	33.9
Acquisition, integration, divestiture, and related costs(4)	—	(1.0)	1.0	(12.5)	13.5	—	—	13.5
Foreign currency gain on re-measurement of intercompany notes(5)	—	—	—	—	—	0.2	—	(0.2)
Shareholder activism(7)	—	—	—	(0.3)	0.3	—	—	0.3
Tax indemnification(8)	—	—	—	—	—	(0.3)	—	0.3
Taxes on adjusting items	—	—	—	—	—	—	13.7	(13.7)
As adjusted (Non-GAAP)	$2,523.8	$2,087.3	$436.5	$272.8	$163.7	$33.6	$33.7	$96.4

As reported (% of net sales)			16.8%	12.7%	4.2%	1.3%	0.8%	2.1%
As adjusted (% of adjusted net sales)			17.3%	10.8%	6.5%	1.3%	1.3%	3.8%

Earnings per share from continuing operations:
Diluted								$0.93
Adjusted diluted								$1.70

Weighted average common shares:
Diluted for net income from continuing operations								56.7
Diluted for adjusted net income from continuing operations								56.7

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2024	2023

Cash flow (used in) provided by operating activities from continuing operations	$(30.4)	$11.0
Less: Capital expenditures	(91.6)	(77.1)
Free cash flow from continuing operations	$(122.0)	$(66.1)